UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington DC, 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 7, 1997

Commission File Number 033-12095

SUPERIOR OIL CORPORATION
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

033-12095-NY(Commission File Number)

13-3436101(I.R.S. Employer Identification no.)

9545 116A Street, Delta , B. C. VHC 6Z3
(Address of principal executive offices)
Registrant's telephone number, including area code:  (604) 582-0207


CAROUSEL CAPITAL, INC.
P.O. BOX 17260,
SALT LAKE CITY, UTAH 84117
(Former name or former address, if changed since last report)

SUPERIOR OIL CORPORATION (Page 2)

Item No. 1    Changes in Control of Registrant
No events to report

Item 2.    Acquisition or Disposition of Assets
On February 5, 1997 the company authorized a regulation S offering for two million shares of stock at $0.01 per share during a special meeting of directors. The offering was sold on March 3, 1997 and raised $20,000.00 for the company. On March 21, 1997 the company authorized a regulation S offering for eleven million shares of stock at $0.01 per share at a special meeting of directors. The offering was sold on March 27, 1997 and raised $110,00.00 for the company.

Item No. 3    Bankruptcy or Receivership.
No events to report

Item No. 4    Changes in Registrant's Certifying Accountant.
No events to report

Item No. 5    Other Events.
No events to report

Item No. 6    Resignation of Registrant's Directors.
No events to report

Item No. 7    Financial Statements, Proforma Financial Information and Exhibits.
No events to report

SUPERIOR OIL CORPORATION (Page 3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized. Dated: February 7, 1997.

SUPERIOR OIL CORPORATION



By: /s/ Ran Dhaliwal,
________________
Ran Dhaliwal
President